UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 13, 2010

SYMMETRICOM, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-02287	95-1906306
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2300 Orchard Parkway

San Jose, California 95131-1017

(Address of Principal Executive Offices)

(408) 433-0910

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 13, 2010, the Board of Directors of Symmetricom, Inc. (the “Company”) approved an executive cash bonus plan for the Company’s fiscal year ending July 3, 2011. Under the plan, if the Company does not achieve at least 80% of a financial goal based on fiscal 2011 operating income, as adjusted for certain items, no cash bonus will be paid to any executive officer. If the Company achieves 120% or more of the adjusted operating income financial goal, then each cash bonus payment will be up to 140% of the executive officer’s specified target bonus payment. The target bonus payment for the Company’s CEO is 100% of his base salary if the Company achieves 100% of the adjusted operating income financial goal and the CEO achieves 100% of his personal goals. The target bonus for the Company’s other executive officers is 50% of their base salaries if the Company achieves 100% of the financial goal and the executive officer achieves 100% of his respective individual goals. All executive officers’ bonuses will be allocated 80% to the achievement of the Company’s adjusted operating income financial goal described above and 20% to the achievement of individual goals. Bonuses will be paid to eligible executives semiannually, with the first-half payment contingent on achievement of at least 90% of the adjusted operating income financial goal for the first half of the fiscal year, not to exceed 30% of the annual target bonus payment. The second-half payment shall be calculated as the annual bonus payment less the first-half bonus payment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 19, 2010	SYMMETRICOM, INC.

	By:	/S/ JUSTIN SPENCER
	Name:	Justin Spencer
	Title:	Executive Vice President, Chief Financial Officer and Secretary